Exhibit 99.1
Smith Douglas Homes Reports Third Quarter 2025 Results
ATLANTA, November 5, 2025 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced third quarter results for the three and nine months ended September 30, 2025.
Q3 2025 Results as compared to Q3 2024:
•Home closings decreased 3% to 788
•Home closing revenue decreased 6% to $262.0 million
•Home closing gross margin of 21.0% compared to 26.5%
•Net new home orders increased 15.0% to 690
•Pretax income of $17.2 million compared to $39.6 million
•Earnings of $0.24 per diluted share compared to $0.58
•Debt-to-book capitalization of 11.2% compared to 0.8% at December 31, 2024
•Active community count increased 32% to 98 at quarter end
•Total controlled lots increased 36% to 24,300

Greg Bennett, Vice Chairman and Chief Executive Officer, commented, “In the third quarter of 2025, Smith Douglas Homes continued to execute on its long-term goal of becoming a large-scale builder of choice in key markets throughout the South. We made further progress in establishing our presence in newer markets, while continuing to invest and expand our homebuilding footprint in our existing markets. We also remained true to our operating philosophy, which focuses on being asset-light and having efficient construction cycle times. We believe this consistent and disciplined approach to the business has served us well since our inception and will lead to better shareholder returns over time."

Russ Devendorf, Executive Vice President and Chief Financial Officer added, “Smith Douglas posted pretax income of $17.2 million in the third quarter, or earnings of $0.24 per diluted share. Home closing revenue came in at $262.0 million on 788 home closings, while home closing gross margin averaged 21.0%. These results were in line with the guidance we gave last quarter and demonstrate the consistency of our operations and the reliability of our homebuilding model."
Mr. Devendorf continued, “We feel our Company is in great shape as we head into the end of 2025. Our net debt-to-net book capitalization stood at 8.4% at the end of the third quarter, while our active community count was up 32% compared to last year. This combination of financial strength and opportunistic growth gives Smith Douglas the ability to achieve its long-term goals of increasing its market share while staying financially disciplined.”

Conference Call & Webcast Information
Management will host a conference call to discuss the Company’s results at 8:30 a.m. Eastern Time on November 5, 2025. Interested parties can dial in using the numbers below or access the call via a webcast link provided in the investor relations section of the Company’s website.
Dial-in Numbers:
Toll Free - North America (+1) 800-715-9871
International: (+1) 646-307-1963
Conference ID: 8459388
Replay Numbers:
Toll Free - North America: (+1) 800-770-2030
Playback Passcode: 8459388
Replay will expire 7 days following the event
About Smith Douglas Homes
Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 18,000 families to fulfill their new home dreams. Ranked a top 50 builder nationally for several years and with 2,867 closings in 2024, Smith Douglas currently holds the #32 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Central Georgia, Charlotte, Chattanooga, Dallas-Fort Worth, Greenville, Houston, Huntsville, Nashville, Raleigh, and the Alabama Gulf Coast. Smith Douglas offers its homebuyers a personalized, affordable-luxury buying experience at attractive prices.
Investor Relations
Joe Thomas
investors@smithdouglas.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s performance, growth, market share, strategic plans and opportunities, financial position, shareholder returns, increasing market share, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Smith Douglas Homes
Condensed Consolidated Statements of Income
(Unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Home closing revenue	$262,041	$277,835	$710,687	$687,977
Cost of home closings	207,071	204,140	550,248	505,764
Home closing gross profit	54,970	73,695	160,439	182,213

Selling, general, and administrative costs	36,088	34,137	103,789	93,487
Equity in income from unconsolidated entities	(640)	(396)	(1,457)	(800)
Interest expense	898	614	2,336	1,903
Other expense (income), net	1,388	(245)	1,789	765
Income before income taxes	17,236	39,585	53,982	86,858
Provision for income taxes	1,021	1,761	2,622	3,814
Net income	16,215	37,824	51,360	83,044
Net income attributable to non-controlling interests and LLC members prior to IPO	14,089	32,477	44,186	71,079
Net income attributable to Smith Douglas Homes Corp.	$2,126	$5,347	$7,174	$11,965

	Three months ended September 30,		Nine months ended September 30, 2025	Period from January 11, 2024 to September 30, 2024
	2025	2024
Earnings per share:
Basic	$0.24	$0.60	$0.80	$1.35
Diluted	$0.24	$0.58	$0.78	$1.30
Weighted average shares of common stock outstanding:
Basic	9,017,398	8,846,154	8,994,810	8,846,154
Diluted	9,056,364	51,533,407	9,192,482	51,502,413

Smith Douglas Homes
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Cash and cash equivalents	$14,775	$22,363
Real estate inventory	314,524	277,834
Deposits on real estate under option or contract	135,756	103,026
Real estate not owned	28,828	5,830
Property and equipment, net	9,507	3,775
Goodwill	25,726	25,726
Deferred tax asset, net	10,472	10,906
Other assets	31,971	26,441
Total assets	$571,559	$475,901
Liabilities and Equity
Liabilities:
Accounts payable	$21,101	$17,234
Customer deposits	5,156	5,301
Notes payable	53,637	3,060
Liabilities related to real estate not owned	28,828	5,830
Accrued expenses and other liabilities	25,992	32,348
Tax receivable agreement liability	10,401	10,401
Total liabilities	145,115	74,174
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value – 250,000,000 shares authorized; 9,017,638 and 8,846,154 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Class B common stock, $0.0001 par value – 100,000,000 shares authorized; 42,435,897 shares issued and outstanding as of September 30, 2025 and December 31, 2024	4	4
Additional paid-in capital	59,581	58,208
Retained earnings	22,593	15,419
Total stockholders’ equity attributable to Smith Douglas Homes Corp.	82,179	73,632
Non-controlling interests attributable to Smith Douglas Holdings LLC	344,265	328,095
Total equity	426,444	401,727
Total liabilities and equity	$571,559	$475,901

Smith Douglas Homes
Summary Cash Flow Information
(Unaudited, dollars in thousands)

Nine months ended September 30,	2025	2024
Net cash (used in) provided by operating activities	$(41,094)	$13,655
Net cash used in investing activities	(5,573)	(3,780)
Net cash provided by (used in) financing activities	39,079	(5,936)
Net (decrease) increase in cash and cash equivalents	(7,588)	3,939
Cash and cash equivalents, beginning of period	22,363	19,777
Cash and cash equivalents, end of period	$14,775	$23,716
Smith Douglas Homes
Selected Other Operating Data
(Unaudited, dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Home closings	788	812	2,128	2,031
ASP of homes closed	$333	$342	$334	$339
Net new home orders	690	600	2,194	2,080
Contract value of net new home orders	$231,818	$205,164	$737,957	$708,446
ASP of net new home orders	$336	$342	$336	$341
Cancellation rate(1)	11.2%	11.4%	9.7%	11.3%
Backlog homes (period end)(2)	760	961	760	961
Contract value of backlog homes (period end)	$258,732	$332,035	$258,732	$332,035
ASP of backlog homes (period end)	$340	$346	$340	$346
Active communities (period end)(3)	98	74	98	74
Controlled lots (period end):
Homes under construction	1,098	1,135	1,098	1,135
Owned lots	641	611	641	611
Optioned lots	22,561	16,132	22,561	16,132
Total controlled lots	24,300	17,878	24,300	17,878
(1)The cancellation rate is the total number of cancellations during the period divided by the total gross new home orders during the period.
(2)Backlog homes (period end) is the number of homes in backlog from the previous period plus the number of net new home orders generated during the current period minus the number of homes closed during the current period.
(3)A community becomes active once the model is completed or the community has its first sale. A community becomes inactive when it has fewer than two homes remaining to sell.

Smith Douglas Homes
Selected Financial Information by Segment
(Unaudited, dollars in thousands)
Home Closing Revenue

Three months ended September 30,	2025			2024			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast	$166,625	493	$338	$189,128	534	$354	(12)%	(8)%	(5)%
Central	95,416	295	323	88,707	278	319	8%	6%	1%
Total	$262,041	788	$333	$277,835	812	$342	(6)%	(3)%	(3)%

Nine months ended September 30,	2025			2024			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast	$446,110	1,292	$345	$417,015	1,186	$352	7%	9%	(2)%
Central	264,577	836	316	270,962	845	321	(2)%	(1)%	(2)%
Total	$710,687	2,128	$334	$687,977	2,031	$339	3%	5%	(1)%
Backlog

As of September 30,	2025			2024			Period over period change
	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes
Southeast	430	$151,463	$352	584	$211,339	$362	(26)%	(28)%	(3)%
Central	330	107,269	325	377	120,696	320	(12)%	(11)%	2%
Total	760	$258,732	$340	961	$332,035	$346	(21)%	(22)%	(2)%
Controlled Lots

As of September 30,	2025			2024			Period over period change
	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled
Southeast	961	15,039	16,000	908	12,118	13,026	6%	24%	23%
Central	778	7,522	8,300	838	4,014	4,852	(7%)	87%	71%
Total	1,739	22,561	24,300	1,746	16,132	17,878	—%	40%	36%
(1)Includes homes under construction and owned lots.

Net Income

	Three months ended September 30,			Nine months ended September 30,
	2025	2024	Period over period change	2025	2024	Period over period change
Southeast	$20,854	$39,765	$(18,911)	$66,700	$86,368	$(19,668)
Central	5,393	9,762	(4,369)	18,748	33,381	(14,633)
Segment total	26,247	49,527	(23,280)	85,448	119,749	(34,301)
Other(1)	(10,032)	(11,703)	1,671	(34,088)	(36,705)	2,617
Total	$16,215	$37,824	$(21,609)	$51,360	$83,044	$(31,684)
(1)Other primarily includes homebuilding operations in non-reportable segments, corporate overhead costs, such as payroll and benefits, business insurance, information technology, office costs, outside professional services and travel costs, and certain other amounts that are not allocated to the reportable segments.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes net debt-to-net book capitalization and adjusted net income.
Net debt-to-net book capitalization
Net debt-to-net book capitalization is a supplemental measure of our leverage that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to debt-to-book capitalization or any other measure derived in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of net debt-to-net book capitalization may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate this non-GAAP financial measure in the same manner. We present this non-GAAP financial measure because we consider it to be an important supplemental measure of our leverage and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

We define net debt-to-net book capitalization as:
•Total debt, less cash and cash equivalents, divided by
•Total debt, less cash and cash equivalents, plus equity.
This non-GAAP financial measure has limitations as an analytical tool in that it subtracts cash and cash equivalents and therefore may imply that the Company has less debt than the most comparable measure determined in accordance with GAAP. Because of this limitation, this non-GAAP financial measure should be considered along with other financial measures presented in accordance with GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in the following table:

As of (in thousands, except percentages)	September 30, 2025	December 31, 2024
Notes payable	$53,637	$3,060
Equity	426,444	401,727
Total capitalization	$480,081	$404,787
Debt-to-book capitalization	11.2%	0.8%
Notes payable	$53,637	$3,060
Less: cash and cash equivalents	14,775	22,363
Net debt	38,862	(19,303)
Equity	426,444	401,727
Total net capitalization	$465,306	$382,424
Net debt-to-net book capitalization	8.4%	(5.0)%
Adjusted net income
Adjusted net income is not a measure of net income or net income margin as determined by GAAP. Adjusted net income is a supplemental non-GAAP financial measure used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted net income as net income adjusted for the tax impact using a 24.6% federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).
Management believes adjusted net income is useful because it allows management to more effectively evaluate our operating performance and comparability to industry peers who record income tax expense on their income before tax as opposed to the income of Smith Douglas Holdings LLC not being taxed at the entity level and, therefore, not reflecting a charge against earnings for income tax expense. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computation of adjusted net income may not be comparable to adjusted net income of other companies. We present adjusted net income because we believe it provides useful information regarding our comparability to peers.
The following table presents a reconciliation of adjusted net income to the GAAP financial measure of net income for each of the periods indicated (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income	$16,215	$37,824	$51,360	$83,044
Provision for income taxes	1,021	1,761	2,622	3,814
Income before income taxes	17,236	39,585	53,982	86,858
Tax-effected adjustments(1)	4,240	9,710	13,280	21,306
Adjusted net income	$12,996	$29,875	$40,702	$65,552
(1)For the three and nine months ended September 30, 2025 and 2024, our tax expenses assume a 24.6% and 24.5% federal and state blended tax rate, respectively, (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).